Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 9, 2011, in the Registration Statement (Form F-1) and related Prospectus of Diana Containerships Inc. for the registration of 14,000,000 shares of its common stock.
/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.
May 30, 2011
Athens, Greece